EXHIBIT 10.3

                                     MASTER
                           CONTAINER STORAGE AGREEMENT
                           ---------------------------


     This Master Agreement is made and entered into this 6th day of April, 2007 by and between Cargo Connection Logistics Corp. with its principal place of business located at: 600 Bayview Avenue, Inwood, NY 11096 ("Warehouse") and Rexam Beverage Can Company; with its principal place of business at: 8770 West Bryn Mawr Avenue, Ste. 175, Chicago, Illinois 60631 ("Storer").


                               W I T N E S S E T H


     WHEREAS, Warehouse has space available for storage in warehouse facilities operated by it and located at the locations indicated in the Schedules to this Master Agreement (all of which are hereinafter individually and collectively referred to as the "Storage Facility"); and

     WHEREAS, Storer desires to store containers and packaging materials (hereinafter "Storer's Products" or "Products") manufactured by it in the Storage Facilities covered by this Master Agreement; and

     WHEREAS, Warehouse has agreed to make space available to Storer in the Storage Facilities covered by this Master Agreement and Storer has agreed to utilize such space on the terms and conditions set forth herein below and with respect to each individual Storage Facility, on the terms and conditions set forth in the Schedule relating to the Storage Facility.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Warehouse and Storer agree as follow:


1.   TERM OF AGREEMENT
     -----------------
     The initial term of each Schedule hereto and the renewal term, if any, of such Schedule, shall be as set forth in the Schedule A.

     Storer, at its option, may terminate this Master Agreement or one or more of the Schedules hereto, at any time, immediately, by written notice to Warehouse, if the services provided by Warehouse hereunder, in Storer's reasonable opinion, are not satisfactory; provided Storer shall give Warehouse written notice of its objection to Warehouse's performance prior to termination, and Warehouse shall have a reasonable opportunity (not to exceed thirty [30] days) to cure the defects cited by Storer.

     Upon the expiration or earlier termination of this Agreement or any of the Schedules hereto, regardless of the cause therefor, Warehouse shall allow Storer a reasonable time after the termination or expiration (not less than the greater of: (a) sixty [60] days after the expiration or termination, or (b) one day for each 1,000 square feet of storage space in the Storage Facility occupied by Storer on the expiration or termination) to remove its Products from the affected Storage Facility.


2.   STORAGE AND HANDLING CHARGES - BILLING
     --------------------------------------
     A. As its sole compensation for the services to be provided hereunder, Storer shall pay Warehouse a fee for each Storage Facility, calculated in accordance with the Schedule for such Storage Facility. The fee set forth in the Schedule includes, without limitation, pallet preparation, storage, all handling (in and out), the return of dunnage, pallets, and other materials to Storer's plant from the Storage Facility and such other services as may be set forth in the Schedule.

     B. If, during the term of this Master Agreement, Warehouse must relocate any or all of Storer's Products in a Storage Facility to another or additional building, such relocation will be at Warehouse's sole cost and expense.

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    C.    All  invoices  from  Warehouse  shall  list,  in  as  much  detail  as practicable, the quantities and description of Storer's Products stored and/or handled during the billing period. Charges for storage, handling and overtime are to be itemized separately on Warehouse's invoice.


3.   HOURS
     -----
     Warehouse shall provide warehousing service to Storer, including without limitation, receipt, unloading, loading and handling of Storer's Products at each Storage Facility covered by this Master Agreement on the days and hours listed in the hours of service requirement on the Schedule A attached hereto. Warehouse will have sufficient personnel present in each Storage Facility covered by this Master Agreement, at all times, to perform its duties hereunder and as required by Storer's customers Warehouse shall make the Storage Facility available for general inspection by Storer or its customers at any time upon at least 24 hours prior notice to warehouse.


4.   MATERIALS
     ---------
     All materials, including, airbags, dunnage, pallets, wrapping paper, strapping materials and all other materials will be provided by Storer at its own expense. In the event any of Storer's materials are damaged, Storer will furnish materials for and pay the cost of reworking the same, unless such damage was caused by the negligence of Warehouse, its agents, servants or employees, in which event, such costs shall be borne by Warehouse.


5.   RECORDS; HANDLING AND CLAIMS PROCEDURES
     ---------------------------------------
     A. Warehouse, at all times, shall maintain records of receipts and deliveries. All delivery documents will show the detail of the number of pallets, etc., delivered by Storer to a Storage Facility and at least one copy of the delivery documents shall be provided to Storer. All shipping documents shall be in the forms customarily utilized by Storer, and Storer shall furnish such forms to Warehouse. Warehouse shall complete the shipping documents for all shipments of Storer's Products from a Storage Facility. Warehouse shall send one copy of the shipping documents to Storer's shipping plant and shall retain one copy at the Storage Facility for at least three (3) years after the shipment. Warehouse will maintain adequate records showing all Storer's Products received from Storer and shipped to Storer or its customers. Such records may be inspected by Storer at any reasonable time. Storer, also, shall have the right, at any reasonable time, to physically inventory its materials and Products located in a Storage Facility.

     B. Warehouse will use its best efforts to unload all shipments as soon as possible (whether or not such shipments have been scheduled in advance by Storer) Warehouse may not reject any shipment for unloading, unless Warehouse first notifies and receives approval from Storer's shipping (or releasing) plant. Upon arrival of each shipment, Warehouse will sign the bill of lading furnished by Storer with such shipment, noting thereon any damage or discrepancies in the count, or odor, contaminant, or signs of insect activity. Receipted bills of lading will be returned to Storer's shipping plant within twenty-four (24) hours after unloading of the shipment. Warehouse will also furnish to Storer, along with the bill of lading, a loss and damage report (in the form attached hereto as Exhibit A) on all Products received inbound at the Warehouse which arrive in a damaged condition. Warehouse shall attach to the loss and damage report pictures of any pallets which arrive in a wet and/or disrupted condition. Promptly after unloading, Warehouse will separate and rework all damaged loads. Damaged products are to be segregated and identified by the loads from which they originated. Storer shall be responsible for instituting and processing claims against the carriers for Products damaged in transit, and will instruct Warehouse as to the disposition of all damaged Products. Warehouse will cooperate in the implementation of all of Storer's loss and damage procedures, including prompt notification to Storer of any damaged Products received and retention of all damaged Products until written disposition instructions are received from Storer. Warehouse shall make all loss and damage reports and notification of damage to Storer's agent, identified by Storer, in writing, from time to time, for that purpose.

     C. As part of the warehousing service provided by it hereunder, Warehouse will provide and maintain standard inventory record keeping and provide to Storer inventory and transaction reports on a monthly basis (or at such other intervals as Storer may request). Warehouse, at all times, will maintain an accurate record of all deliveries, inventories and special services requested by Storer and other information related to its performance of the services provided

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          herein. In no event  shall  Storer be liable  for  special services or additional costs, unless one of Storer's representatives, identified in the Schedule for the affected Storage Facility, in writing, in advance, shall have agreed to the rendering of such special services or the incurring of such additional costs and the rates or costs to
          be   charged   therefore;  provided,  however,  in  the  event  of  an
          emergency,  advance   agreement  may  be  given  verbally  by  one  of
          Storer's representatives, identified in the Schedule for the affected Storage Facility or by another agent of Storer, in writing, appointed by one of Storer's representatives. Storer's personnel shall have full access to each Storage Facility covered by this Master Agreement, at all times, for the purpose of inspecting inventory records, logs
          and  information  relating  to  inventory  documents,  verifying   the
          accuracy of same and inspecting or taking inventory of Storer's Products.

     D. Where Storer's Products are returned to a Storage Facility by one of Storer's customers, Warehouse shall notify Storer by telephone (followed by a written confirmation) as soon as the Warehouse receives the Products. Warehouse shall accept the returned Products, if authorized to do so by Storer. Standard returns process is for the Carrier to call the Warehouse and notify them of a return. When a
          Carrier is setting up a return with the Warehouse, the Carrier will already have contacted Rexam and obtained a Return Authorization Number. If a Carrier attempts to return product without an Authorization Number, the Warehouse should reject the load until such time as it can contact Rexam and obtain authorizations to receive the return product. Warehouse shall provide Storer with copies of delivery documents showing the amount of Storer's Products received, a description of the Products, the customer's name and the condition of the Products. Until such notice and documents are received by Storer, Storer shall not be liable for storage charges for returned Storer's Products. Warehouse shall hold returned Products until Warehouse receives disposition instructions from Storer.

     E. Warehouse shall rotate Storer's Products so that the oldest inventory is shipped out first. If Storer suffers any loss as a result of Warehouse's failure to rotate Storer's Products in accordance with the foregoing, Warehouse, promptly shall reimburse Storer for Storer's loss, calculated at Storer's normal invoice price for the affected Products. Warehouse must be able to identify each truckload of Storer's Products received at a Storage Facility by load number and date shipped, so that, in the event of quarantine by Storer of certain lots of Storer's Products, the Products to be quarantined can be promptly and accurately identified. Quarrantine is defined as separation of select cans from the general inventory and holding these cans apart from other stock for inspection and disposition from Rexam. Warehouse shall maintain separate inventory records for each plant, as well as segregated inventory by plant, in each Storage Facility. Warehouse must not commingle in a Storage Facility inventories of Storer's Products from different plants of Storer, even though the Products are the same size, design and/or label.


6.   TRUCK ROUTING
     -------------
     Storer retains the exclusive right to designate the truck company or other carrier for the purpose of delivering Storer's Products to and from each Storage Facility covered by this Master Agreement. Storer shall negotiate directly with the carrier the rates to be charged. Storer shall notify Warehouse and provide it with a schedule of loads and timing of shipments into and out of each Storage Facility. Warehouse will cooperate and work closely with whatever carriers are designated by Storer to perform deliveries. Warehouse will be liable for any additional costs experienced by Storer due to:

     (a) Warehouse's failure to accept, in a timely fashion, any shipment into a Storage Facility or Warehouse's delay in unloading any such shipment but, in either case, only if Warehouse has received reasonable prior notice (i.e., at least 8 hours) of shipment; or

     (b) Warehouse's failure to follow Storer's designated routing for shipments out of a Storage Facility.

     In addition, Warehouse shall indemnify and hold Storer harmless from and against, all liability for damage to any trucks or vehicles of carriers occasioned by the negligence of Warehouse, its agents or employees.


7.   INSPECTION OF TRAILERS
     ----------------------
     Warehouse will inspect all trailers before they are loaded to ensure that they are free of any interior defects which would be detected in the course of a reasonable, visual, inspection of the trailer and which might damage Storer's

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Products (such defects to include, without limitation,  roof holes, floor holes, sidewall holes, extrusions, damaged doors, odors, powders, glass or insect activity). If Warehouse loads a trailer which has interior defects which would have been detected in the course of a reasonable, visual, inspection of the trailer, Warehouse shall be responsible for any loss or damage to Storer's Products caused by such defects.


8.   DAMAGE AND SHORTAGES
     --------------------
     Warehouse shall be liable for all loss, damage or shortage to Storer's Product, including, without limitation, damage due to insect or rodent infestation, which: (a) occurs from and after the date of Warehouse's receipt of the Product and while such Product remains in Warehouse's care, custody or control, and (b) is the result of: (i) Warehouse's breach or default under any of the terms of this Master Agreement, or (ii) any negligent act or omission of Warehouse or any of Warehouse's employees, agents or representatives; provided, Warehouse's maximum liability for such loss, damage or shortage shall be Two Hundred Fifty Thousand Dollars ($250,000.00) for each incident or occurrence. The foregoing limitation shall not apply to loss, damage or shortage occasioned by Warehouse's intentional wrongdoing or gross negligence, as to which there shall be no liability limitation. Warehouse shall not be liable, in any amount, for any loss, damage or shortage occasioned by Storer's sole negligence or any inherent defect in Storer's Product. Storer's loss shall be calculated at Storer's normal invoice price for the Products affected. Any lessor or owner (other than Warehouse) of the premises where Storer's Products are stored shall be considered an agent of Warehouse for purposes of this Agreement.


9.   DETENTION AND DEMURRAGE
     -----------------------
     Warehouse shall be responsible for all unloading charges for truck detention and railroad demurrage which are charged or claimed to be due to carriers in connection with the handling of Storer's Products when such charges are occasioned by Warehouse's delay in providing the warehousing services required within the applicable, 2 hour free time window for loading or unloading allowed by such carriers, provided that Storer shall have given Warehouseman advance notice of such deliveries.


10.  SANITATION
     ----------
     Warehouse acknowledges that Storer's Products to be stored in each Storage Facility covered by this Master Agreement are intended for use by Storer's customers for the packing of foods and beverages for human consumption. Consequently, during the term of this Master Agreement, Warehouse shall maintain each Storage Facility covered by this Master Agreement:

          (a) in compliance with the reasonable sanitation standards of Storer and its customers, as provided to Warehouse from time to time, including those described in Exhibits B, C, D and E;

          (b)     in good repair and in a clean and sanitary condition;

          (c)     free from airborne contaminants and insect infestation.

     Warehouse shall maintain an insect and rodent control program for each Storage Facility, in accordance with Storer's approved sanitation program, as outlined in Exhibit B, attached hereto. Warehouse will provide Storer with a copy of its agreements for extermination services for each Storage Facility, promptly after it executes the agreement. Each month, Warehouse shall forward to the control plant designated by Storer, a copy of the monthly pest control report for the Storage Facility. Warehouse shall store Storer's Products in areas of a Storage Facility in which such Products will not be exposed to contaminating odors originating within the Warehouse, including but not limited to the products listed on Exhibit C. Warehouse shall not make any improvements, repairs or special treatments to a Storage Facility, which may damage Storer's Products stored in such Storage Facility, without Storer's prior, written, approval. To the extent that airborne contaminants or contaminating odors within a Storage Facility originate beyond the Storage Facility's property, Warehouse shall (i) promptly notify Storer of such condition, as soon as Warehouse has knowledge of same, and (ii) use its best efforts to correct the condition by bringing it to the attention of the parties responsible, as well as the appropriate regulatory authorities.

     Warehouse shall not store Storer's Products in any area of a Storage Facility, other than the area customarily utilized, without Storer's prior approval. Storer's Product may not be stored other than in the approved space, even if the added space is located within the same building.

     Warehouse shall use best efforts to prevent the contamination of Storer's Products and shall follow Storer's

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

approved Contamination Prevention Program, as outlined in Exhibit E, attached hereto. Each Warehouse employee at the Storage Facility will sign the Product Tampering Policy form and shall maintain it as required in the Document.

11.  MIXED LABEL PREVENTION
     Warehouse shall use best efforts to prevent mixed labels from occurring at the Storage Facility and shall follow Storer's Policy for mixed label prevention, as outlined in Exhibit D, attached hereto. Warehouse recognizes that mixed labels are a major concern for Storer and its customers because of the high speed automatic nature of the customer filling locations.

12.  LIABILITY
     ---------
     A. Except for damage or shortage to Storer's Products stored at a Storage Facility covered by this Master Agreement, the liability for which is set forth in paragraph 8 of this Master Agreement,
            Warehouse shall indemnify Storer for damages to property, by whomsoever owned, and for injury to or death of persons to the extent that such damage, injury or death is caused by the intentional act or negligent acts or omissions of Warehouse, its agents or employees.

     B. Warehouse shall procure and maintain in effect, with companies reasonably satisfactory to Storer, the following types of insurance:

            (a) Workman's Compensation Insurance in compliance with all applicable Workmen's compensation laws, including Employer's Liability of not less than One Hundred Thousand Dollars ($100,000.00);

            (b) Comprehensive General Liability Insurance in amounts of not less than One Million Dollars ($1,000,000.00) per person and One Million Dollars ($1,000,000.00) per occurrence for bodily injury liability, and One Million Dollars ($1,000,000.00) per occurrence for property damage liability, protecting all persons and all property by whomsoever owned; and

            (c) Comprehensive Automobile and Truck Liability Insurance with limits of liability of not less than One Million Dollars ($1,000,000.00) per person and One Million Dollars ($1,000,000.00) per occurrence for bodily injury liability, and Five Hundred Thousand Dollars ($500,000.00) per
                     occurrence for property damage liability, insuring all motor vehicles used by Warehouse in the performance of the work hereunder, whether such vehicles are owned, non-owned, or hired.

     C.     Storer   shall  procure  and  maintain  in  effect,  with  companies
            reasonably  satisfactory  to  Warehouse,   the  following  types  of
            insurance:

            (a) Workman's Compensation Insurance in compliance with all applicable Workmen's compensation laws;

            (b) Comprehensive General Liability Insurance in amounts of not less than One Million Dollars ($1,000,000.00) per person and One Million Dollars ($1,000,000.00) per occurrence for bodily injury liability, and One Million Dollars
                     ($1,000,000.00)   per   occurrence   for   property  damage
                     liability, protecting all persons and all property by whomsoever owned; and

     Warehouse and Storer shall furnish each other with certificates evidencing the insurance required hereunder, and showing each other as Certificate Holders on each others documents. All certificates shall indicate the names of the insurance companies providing the coverage and that such coverage shall not be altered or canceled without at least thirty (30) days prior notice, in writing, to the other Party, and all certificates that evidence comprehensive General Liability Insurance must specifically mention that Contractual Liability Insurance is provided.


13.  FORCE MAJEURE
     -------------
     Subject to paragraph 8 hereof, neither Storer nor Warehouse shall be liable for any delays or failure to perform this Agreement caused by acts of God, public enemies, war, civil disorder, strikes, or any other similar or different causes not within the reasonable control of the party in default.

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14.  COMPLIANCE WITH LAWS
     --------------------
     Warehouse shall conform to all rules, regulations and other requirements of all federal, state, or local governmental bodies relating to the operation of each Storage Facility covered by this Master Agreement and the obligations of the parties hereunder.


15.  INDEPENDENT CONTRACTOR
     ----------------------
     Warehouse shall, at all times while performing under this Master Agreement, act as an independent contractor and not as an employee or agent of Storer. All warehousing services undertaken hereunder shall be the responsibility of Warehouse, which shall provide, have control over, and be responsible for all personnel and warehousing equipment it uses in the performance of this Master Agreement and the Schedules hereto.


16.  FAVORED NATIONS
     ---------------
     Warehouse represents and warrants that the charges for the storage and services provided by Warehouse and the quality and types of services to be provided under this Master Agreement and the Schedules hereto are not now and will not, while this Master Agreement remains in effect, become higher nor less favorable than those available to other customers of Warehouse utilizing comparable services and space in each Storage Facility covered by this Master Agreement.


17.  INVALID PROVISIONS
     ------------------
     Any provision of this Master Agreement prohibited by law shall be ineffective, to the extent of such prohibition, without invalidating the rest of this Master Agreement.


18.  SCHEDULES
     ---------
     The parties contemplate entering into a separate Schedule for each location to be covered by this Master Agreement. Each Schedule will set forth the parties' additional agreements with respect to matters affecting the Storage Facility covered by such Schedule. The Schedule shall be signed by the parties and upon its execution, shall become a part of this Master Agreement, whether or not physically attached hereto. The terms of the Master Agreement, as supplemented by the terms of the Schedule for such Storage Facility, shall govern the rights, responsibilities and obligations of each party, with respect to the performance of warehouse services at each Storage Facility covered by this Master Agreement. In the event of any conflict between the terms of this Master Agreement and the terms of a Schedule, the terms of the Master Agreement shall govern.


19.  NOTICES
     -------
     All notices permitted or required to be given hereunder shall be in writing and shall be delivered by first-class mail or telex to Storer and Warehouse at their respective addresses set forth below. When a notice is mailed pursuant to this paragraph, the postmark shall be deemed to establish the date on which the notice is given:


     STORER:                                 WAREHOUSE:
     Rexam Beverage Can Company            Cargo Connection Logistics Corp.
     8770 West Bryn Mawr Avenue            491 Supreme Drive
     Suite 1100                            Bensenville, IL  60106
     Chicago, Illinois 60631-3504

     Attention: Scot J. BrowningSmith      Attention: Kenneth Ryan
     Logistics Manager,                    Vice President,
     Rexam Beverage Can                    Cargo Connection Logistics Corp.

                                           With a Copy to:
                                           Scott Goodman, COO
                                           Cargo Connection Logistics Corp.
                                           600 Bayview Avenue
                                           Inwood, NY 11096

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

20.  BREACH AND WAIVER
     -----------------

     A. Should either party be in default under any provision of this Master Agreement or any Schedule hereto, the non-defaulting party shall have the right to terminate this Master Agreement, or, at such party's option, one or more of the Schedules hereto, immediately upon the giving of written notice, specifying the default, to the defaulting party.

     B. Neither a course of conduct, nor any waiver by either party with respect to a default or breach of any provision of this Master Agreement or any Schedule hereto by the other party, shall operate or be construed as a waiver of any subsequent default or breach or as a modification of this Master Agreement or any Schedule hereto, nor shall it preclude the exercise of any other right or remedy such party may have at law, in equity or under this Master Agreement or any Schedule hereto.


21.  ASSIGNMENT
     ----------
     This Master Agreement and the Schedules hereto shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided, however, that neither this Master Agreement nor the Schedules hereto, nor any rights or duties under the same shall be assigned by either party, without the prior, written, consent of the other party.


22.  ACCEPTANCE
     ----------
     The terms of this Master Agreement may be accepted by Warehouse either by signing a copy of this Master Agreement, in the space provided below, or by Warehouse's acceptance of Storer's Products for storage.


23.  ENTIRE AGREEMENT
     ----------------
     This Master Agreement and the Schedules hereto:
         (a) constitute the entire agreement between the parties with respect to its subject matter;
         (b) supersede all prior or contemporaneous agreements relating to this subject; and
         (c) may be modified, amended or terminated only as herein provided or by an agreement in writing, signed on behalf of each party by a duly constituted officer.


     Executed by the duly authorized officials of Storer and Warehouse as of the day and year first hereinabove written.


REXAM BEVERAGE CAN COMPANY                  CARGO CONNECTION LOGISTICS CORP.
("STORER")                                  ("WAREHOUSE")

By:   /s/ Scot J. BrowningSmith             By:      /s/ Scott Goodman
    --------------------------------            -----------------------------
Name:   Scot J. BrowningSmith               Name:   Scott Goodman
Title:  Logistics Manager                   Title:  Chief Operating Officer

               SCHEDULE A (CHARGES) TO CONTAINER STORAGE AGREEMENT
               ---------------------------------------------------

CODE:                                            EFFECTIVE DATE:

WAREHOUSE NAME:                                  ADDRESS :
Cargo Connection Logistics Corp - ORD    491 Supreme Drive
                                         Bensenville, IL 60106


                               NUMBER        STORAGE      SPLIT      HANDLING
                               PALLETS       FULL         MONTH     IN & OUT
                               HIGH          MONTH        AFTER      COMBINED
                                                           5th
                               ------------------------------------------------
Aluminum Cans    L    W   H
-------------    -    -   -
                56   44  109      2           N/A          N/A        $4.25
Aluminum
--------
Ends/Lids       42   42   59      2           N/A          N/A        $4.25
---------       32   37   36      For all sizes of Lids/Ends/Domes and Caps
                38   42   54
                35   37   50
                56   44   54
                41   52   59

                    Storage  rate   for   all mateials is $0.60 per square foot,
per month, on a minmum of 20,000 square feet, of the 30,000 square feet being used as part of this agreement.

Other:              Computer equipment, including  but not limited to, licenses, hardware, software, communication lines and the like are the responsibility of the warehouse to obtain, engage and otherwise maintain as required equipment to service the Rexam business as part of this agreement. The above rates reflect all weekend and overtime charges associated with the normal 24 hour per day, 7 days per week operation and support of the Elk Grove Village, IL cap-can plant.

Dunnage:            Dunnage Services requires a separate Schedule A
-------

Term of Agreement: Initial three (3) year term, self-renewing in one (1) year terms thereafter. Invoices to be sent weekly with invoice payment terms 45 days from receipt of invoice. Rexam will occupy 5,000 square feet per week, each week in April 2007, and be liable for weekly charges associated with the contract for only the square footage occupied in a given week, until the entire 20,000 square feet of space is occupied by Rexam. 4/8/07 through 4/14/07 = 6,000 sq. ft., 4/15/07 through 4/21/07 = 10,000 sq. ft. and 4/22/07 through 4/28/07 =
15,000 sq. ft.

Rexam Representatives For Notification:   Plant  Manager; Plant  Controller; and
Plant Shipping Supervisor.

                                                              SCHEDULE A PAGE 2


                         CHARGE FOR ADDITIONAL SERVICES

X Labor charge for services other than handling (loading/ unloading) during normal hours of operation

                $  25.00/Man Hour

X Labor charge for services other than handling (loading/ unloading) on overtime.

                $  37.50/Man Hour                               Monday-Friday
                $  37.50/Man Hour                               Saturday
                $  37.50/Man Hour                               Sunday
                $  50.00/Man Hour (minimum 4 hours per man)     Holiday

X     Labor charge for loading/unloading product on overtime (see Note #3)

                $  37.50/Man Hour                               Monday-Friday
                $  37.50/Man Hour                               Saturday
                $  37.50/Man Hour                               Sunday
                $  50.00/Man Hour (minimum 4 hours per man)     Holiday

Additional service charges (explain)

                $  25.00/Man Hour     Additional  Physical  Inventory other than
                                      Storer's annual inventory
                $400.00/Incident      Emergency Call Out For Product


Hours of operation         Monday-Friday                 6 am - 10 pm
                           Weekend:
                                   Saturday              6 am - 10 pm
                                   Sunday                6 am -  8 pm

NOTE:    1.     Rexam Beverage Can Company's annual  inventory usually conducted in September-October time frame will be at no charge.

         2. It is understood and agreed that nothing in this agreement is intended to constitute a minimum storage guarantee of any kind including, without limitation, guarantees involving length of term of storage or amount of storage space and no such guarantee shall be binding on Storer unless it is in writing and signed by an authorized representative of Storer.

         3. Overtime charges for product handling should reflect a credit for the prepaid handling charges (pg. 12) to load/unload this product during normal hours.

         4. Holidays are based on 6 per year (New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, and Christmas
                Day).


CARGO CONNECTION LOGISTICS CORP.            REXAM BEVERAGE CAN COMPANY
("Warehouse")                               ("Storer")

By:       /s/ Scott Goodman                 By:      /s/ Scot J. BrowningSmith
    ------------------------------          ------------------------------------
Name:  Scott Goodman                        Name:    Scot J. BrowningSmith
Title: Chief Operating Officer              Title:   Logistics Manager

                                                             SCHEDULE A PAGE 3


                         CHARGE FOR ADDITIONAL SERVICES
                                    (DUNNAGE)


X     Additional Labor charge for Dunnage

           $ 25.00/Man Hour (minimum of 1 hour per man)     Monday-Friday
           $ 25.00/Man Hour (minimum of 1 hour per man)     Saturday
           $ 37.50/Man Hour (minimum of 1 hour per man)     Sunday
           $ 50.00/Man Hour (minimum 4 hours per man)       Holiday

           Overtime rates apply where times are applicable

X     Storage charges for Dunnage

           $  0.60 per square foot per month

X     Physical Inventory of Dunnage

           $  25.00/Man Hour

X     Hours of operation         Monday-Friday          6 am - 10 pm
                                 Weekend:
                                      Saturday          6 am - 10 pm
                                      Sunday            6 am -  8 pm

NOTE:   1.     It is understood and agreed that nothing in this agreement is intended to constitute a minimum storage guarantee of any kind including, without limitation, guarantees involving length of term of storage or amount of storage space and no such guarantee shall be binding on Dunnage Storer unless it is in writing and signed by an authorized representative of Dunnage Storer.

        2 Holidays are based on 6 per year (New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, and Christmas Day).



CARGO CONNECTION LOGISTICS CORP.             /s/ Rexam BCA
("Warehouse")                                ------------------------------
                                             ("Dunnage Storer")

By:     /s/ Scott Goodman                    By:   /s/ Scot BrowningSmith
    -----------------------                      ---------------------------
Name:   Scott Goodman                         Name:   Scot BrowningSmith
Title:  Chief Operating Officer               Title:  Logistic Manager

                                    EXHIBIT A
                                    ---------
                           REXAM BEVERAGE CAN COMPANY
                            WAREHOUSE FREIGHT REPORT
                                 LOSS AND DAMAGE

CARRIER'S NAME:

CARRIER'S TRUCK NO.:

CARRIER'S PRO NO.:

DRIVER'S NAME:

BILL OF LADING NO.:

DATE SHIPPED:

DATE RECEIVED AT WAREHOUSE:

ORIGIN SHIPPING LOCATION:

ORIGIN ADDRESS:

NUMBER OF PALLETS ON TRUCK:

NUMBER OF PALLETS LISTED ON BILL OF LADING:

COMMODITY:

DESCRIPTION OF DAMAGES OR LOSS:




DID WAREHOUSE MAKE EXCEPTION ON CARRIER'S FREIGHT BILL? Yes __ No___

WAREHOUSE SUPERVISOR'S SIGNATURE:

                                                         DATE:


THIS REPORT SHOULD BE SENT, ALONG WITH PHOTOGRAPHS OF DAMAGE AND BILL OF LADING, TO THE APPROPRIATE SHIPPING PLANT CONTACT.

                                    EXHIBIT B
                                    ---------
               REXAM BEVERAGE CAN COMPANY SANITATION REQUIREMENTS
               --------------------------------------------------

I.     INSECTICIDES
       ------------

            Any pesticide used in any location must be registered with USEPA and acceptable  for  us  in  food plants.  Any pesticide must also have Rexam

       Corporate approval.  MSDS sheets and labels for all pesticides to be used must be on file at the  facility  and  at  the  Rexam Corporate location.

       Application  of  pesticides  shall  be  done  by experienced personnel in accordance with the label instructions and local laws.

II.    RODENTICIDES
       ------------

            Any rodenticides used in any location must be registered with USEPA.

       Any rodenticides must also have Rexam Corporate approval. MSDS sheets and labels  for  all  rodenticides to be used must be on file at the facility and at the Rexam  Corporate  location. Rodenticides are not allowed to be

       used in the interior of facility.   Rodenticides  are  to be dispensed in

       cover tamper proof bait stations.

III.   RODENT CONTROL EQUIPMENT
       ------------------------

            Multiple catch traps are to be placed on each side of exterior doors and  every  50  feet  on  solid interior walls and/or at potential rodent

       entry points.   Bait  stations are to be placed no closer than 20 feet on

       each  side  of  exterior  doors  and every 50 feet on the exterior of the facility. All bait stations are to be tamper resistant and anchored.

            All  rodent  control  equipment  must  be  numbered and its location identified with a numbered wall marker. A service tag must be used on all

       rodent  equipment  indicating  service  date.   A  map  must be furnished

       indicating  the number and location of all rodent control equipment. This map must be current at all times.

IV.    RECORD REQUIREMENTS
       -------------------

            A service record must be provided for each visit by the Pest Control

       Company.   A  copy  of  this  report  must  be  forwarded promptly to the designated  Rexam  Control  Plant for your warehouse.  The service record must provide the following:

            X   type of insecticide used

            X   amount used

            X   concentration used

            X   location of application

            X   type of rodenticide used

            X   amount of rodenticide used

            X   location of rodenticide used

            X  documentation of sanitation and physical deficiencies

            X  recommendations for corrections of deficiencies

V.     SERVICE SPECIFICATIONS
       ----------------------

            The pest control company will inspect and provide control of rats,

       mice, roaches, silverfish, ants, etc.

VI.    PEST CONTROL COMPANY INFORMATION
       --------------------------------

            The pest control company must supply the following:

            X     a  list  of  names  and  telephone numbers of contacts who the client can contact for service, emergency service, complaints,

                  and questions.

            X     pest sighting notification system, whereby the client can fill out memo  to  notify  service  technician of problems, Service technician will respond and indicate solution of problem.

VII    INSECT CONTROL
       --------------

            The  pest  control  company should inspect and treat where necessary the facility a minimum of 2 TIMES  PER  MONTH  for  the  listed  pests in

       Item V. Service areas should include Cafeterias, lock rooms, break rooms,

       food storage areas, restrooms, office areas, warehouse areas, maintenance

       areas.   Treatment  should  consist of pesticide applications of approved insect control materials in the areas noted.

VIII.  RODENT CONTROL
       --------------

            The  pest  control  company  should  maintain  multiple traps in the interior  areas  and  at potential rodent entry Exterior tamper resistant

       bait  stations  baited  with  approved rodenticides.   The rodent control

       service should be provided a minimum of 2 TIMES PER MONTH.

IX.    FUMIGATION
       ----------

            Fumigations  services  cannot  be  performed  without  the   written

       approval of Rexam Beverage Can Company.

X.     INSURANCE FUMIGATIONS
       ---------------------

            The following insurance coverage must be in effect at all times:

            X    worker's compensation                     statutory
            X    general liability                         $1,000,000/$1,000,000
            X    automobile                                $1,000,000

                    WAREHOUSE RODENT CONTROL PROGRAM SUMMARY
                    ----------------------------------------

     The specifications for a Warehouse Rodent Control Program are as follows:

     X     The rodent control service should be performed a minimum of 2 times per month

     X     Bait stations are to be:

           1.    tamper resistant;

           2.    have date service stickers under the cover;

           3.    placed  no  closer  than 20 feet on each side of exterior doors and  every 50 feet on the exterior of the facility;

           4.    all bait stations must be numbered;

           5.    numbered  wall  markers  corresponding  with  bait  station and indicating its location and

           6.    a map indicating the number and location of each bait station.

           Multiple catch traps are to be:

                 1. placed on each side of exterior doors;

                 2. placed every 50  feet  on interior walls and/or at potential rodent entry points;

                 3. have date service stickers under the cover;

                 4. all multiple catch traps are to be numbered;

                 5. number all markers corresponding with multiple catch trap and indicating its location; and

                 6. a map indicating the number and location of each multiple catch trap.

                                    EXHIBIT C
                         LIST OF MATERIALS NOT BE STORED
                     IN WAREHOUSE CONTAINING REXAM PRODUCTS

1.     Grains/Feeds (Infestation Sources):

       a.    Bagged animal foods
       b.    Cereal grains
       c.    Any bulk foods in bags (e.g. sugar, floor)

2.     Odiferous Material (Off-Odor/Flavor Sources):

       a.    Solvents, paints or inks
       b.    Fertilizers
       c.    Spices
       d.    Fish
       e.    Cosmetics, perfumes, shampoos
       f.    Tires and other rubber goods
       g.    Coffee beans
       h.    Aromatic paper products (facial & toilet tissue, etc.)
       i.    Detergents
       j.    Toothpaste
       k.    Biocides
       l.    Chemicals

3.     Poisonous Materials (Physical Contamination):

       a.    Weed killers
       b.    Chemicals

4.     Corrosive Materials (Corrosion Initiators):

       a.    Acids
       b.    Caustics
       c.    Chlorine

5.     Powdered Materials (Airborne Contaminants):

6.     Other

       a.    Glass (palletized/bulk)
       b.    Cans returned for recycling
       c.    Used returnable bottles
       d.    Any liquids which could splash on cans if spilled
       e.    Gasoline powered lift trucks

                                    EXHIBIT D
                      MIXED LABEL PREVENTION IN NON-COMPANY
                      WAREHOUSES CONTAINING REXAM PRODUCTS

     ======================================================================

                   MIXED LABEL PREVENTION - OUTSIDE WAREHOUSE


     Procedure Number 20.41.06
     ======================================================================

         1.  PURPOSE:
             -------
         To identify the activities needed to prevent mixed labels from occurring at outside warehouses

         2.  DEFINITIONS:
             -----------
         -   Foreign Cans: Mix of Beer and Beverage labels on pallet
         -   Mixed Cans: Mix of different Beer or Beverage labels on pallet
         - Mixed Size: Mix of 204/202 diameter Beer labels on pallet or shipment
         - Wrong Can: Rexam plant shipped wrong can(s) (pallet or full load) for customer order

         3.  PREP FOR SHIPPING; SHIPPING.
             ---------------------------

                a. "Fill-in" cans should be stored upright in clean/ clear plastic containers - clearly identified to define can label (by SKU or ARTWORK number and size/diameter. Each time that containers are filled, verify that the can and container label match.
                b. By group, separate the stored and in-use containers of 202 diameter Beer, 204 diameter Beer and Beverage cans to further minimize opportunities for mixed labels
                c. When prepping pallets for shipping, compare "fill-in" cans with order requirements, pallet identification and cans already in the pallet. Be particularly careful with 204/202 diameter Beer, different calorie count Beer labels, and different mandatory Beverage labels. Do not remove pallet tags until and any special flags until the latest possible moment prior to shipping cans to filling location.
                d. Empty pallets should be inspected for presence of cans in runners/block structure. As pallets of cans are staged, and/or moved to the shipping dock, inspect pallets for cans in the runners/block structure. Remove any cans that are found.

                e. Inspect top of pallets for damage, foreign material - including loose cans, prior to loading. Remove any foreign material and loose cans; repair any damage found. Because it will spread the material, DO NOT use compressed air to remove any foreign material on the tops of pallets.
                f. When inspecting trailers before loading, remove all foreign material, including loose cans, prior to loading.
                g. When warehousing can pallets avoid storing similar labels with different mandatories, neck diameters, and calorie count/packaging next to each other. Additional try to avoid storage of beer/beverage pallets next to each other.
                h. Prior to shipping perform a 360 degree inspection of the entire perimeter.
                i. Any pallets designated for use as fill in cans must be clearly labeled with SAP Inventory tag.

                 CHECKLIST TO BE USE FOR PERFORMING INSPECTIONS

                 Warehouse:

                 Date:

                 Inspector:

                 [  ]   All Fill in cans stored in clean, clear containers

                 [  ]   All Fill in cans labeled with label and artwork/SKU

                 [  ]   Fill in cans are properly separated to prevent an
                        operator from inadvertently using the wrong can

                 [  ]   Returned empty pallets are inspected for cans stuck in
                        runners, blocks

                 [  ]   Operators observed performing proper fill in method

                 [  ]   Pallets with similar artwork, different SKU, are not
                        stored next to each other

                 [  ]   Proper spacing is maintained between rows of pallets

                 [  ]   Pallets used for fill in cans maintain SAP tag and
                        similar SKUs are not stored next to each other

                 [  ]   NOTES:

                                    EXHIBIT E
                  WAREHOUSE CONTAMINATION PREVENTION PROCEDURES
                          AND EMPLOYEE ACCEPTANCE SHEET


     ======================================================================

                   WAREHOUSE CONTAMINATION PREVENTION PROGRAM


     Procedure Number 10.03.01
     ======================================================================

         1.   SCOPE:
              -----

               1.1 Warehouses for the storage of Customers' materials and products shall, consistent with reasonable commercial expectations and contractual commitments, implement the necessary steps to prevent contamination of Customers' products or packaging materials.

         2.   PROCEDURE:
              ---------

              2.1 A policy such as the one attached should be implemented by each warehouse and each warehouse employee should acknowledge in writing his/her understanding and acceptance of the policy.
              2.2 Consistent with the warehouses' right to hire employee of their own choosing, consider steps toward gaining commitment of warehouses to implementation of pre-employment background checks (including criminal and driving record) and drug screen.
              2.3 Warehouse facilities should have adequate internal and external lighting and be equipped with appropriate access security measures designed to deter entry by unauthorized personnel.
              2.4   Encourage  warehouses  to  undertake  at  least  annual
                    communications with their employees to emphasize intolerance for tampering and intentional or unintentional contamination of materials or products.
              2.5 Consider the development and deployment of a "Distribution Center Standard Operating Procedures Manual" to incorporate the above-listed items.
              2.6 The following "Product Tampering Policy" form must be signed by each employee at the storage facility as acknowledgement that they have received, read and understood the policy. Copies of the signed documents must be kept on file at the site in case of an audit and copies sent to Rexam Corporate in Chicago for our files.

                            PRODUCT TAMPERING POLICY

Our customers place the highest possible importance on the safety, quality and integrity of their products. The inclusion of any foreign material as well as damage done to any of our customers' products is a serious incident affecting the safety and integrity of our customers' products and our relationship with our customers. Tampering of any kind with our customers' products cannot be tolerated.

Many of our customers' products are regulated by the government and must comply with strict guidelines regarding safety, quality and integrity of the package ultimately provided to the end consumer. Because of those high standards, there are significant consequences for all parties who engage in tampering with any of our customers' products. As a warehouse service provider, REXAM must insure that no tampering with our customers' products or materials occurs while those items are within our custody or control. REXAM will not tolerate the intentional or unintentional contamination of our customers' products.

Therefore, REXAM has instituted this policy prohibiting any tampering with our customers' products or materials. All employees who handle products stored in REXAM warehouse or under our control, must understand and comply with this policy, as well as any and all procedures developed to insure that no tampering or contamination occurs. Any warehouse employee found to be involved in a tampering incident, whether directly or indirectly, will be subject to serious disciplinary action, up to and including the termination of employment, possible criminal prosecution, and potential civil liability for any damages caused.

If any employee is aware or becomes aware of any tampering or contamination, whether intentional or unintentional, with any products or materials, he or she should immediately report that information to his or her supervisor. If an employee is aware of tampering or contamination to our customers' product or materials and fails to "promptly" report knowledge of the tampering or contamination, that employee may also be subject to disciplinary action. Reporting "promptly" means prior to the time the product or material in question leaves our custody or control.

By   signing   below,  I  acknowledge  receiving  and  reading  t his policy and acknowledge further that I am required to comply with it.


-----------------------------------------                ----------------
Employee Name/Signature                                  Date